Investor Contact: Maurice Carson, (650) 318-4700

Media Contact: Anna del Rosario, (650) 318-4500

For Release: February 4, 2010 @ 1:15 P.M. PT

ACTEL ANNOUNCES FOURTH QUARTER 2009 FINANCIAL RESULTS
AND CEO TRANSITION

Mountain View, Calif. – Actel Corporation (NASDAQ: ACTL) today announced net revenues of $49.7 million for the fourth quarter of 2009, down 5.8 percent from the fourth quarter of 2008, and up 5.2 percent from the third quarter of 2009. For the full fiscal year, net revenues were $190.6 million, down 12.7 percent from fiscal 2008.

Actel reported net income in accordance with U.S. generally accepted accounting principles (GAAP) of $1.0 million, or $0.04 per diluted share, for the fourth quarter of 2009 compared with a net loss of $(12.5) million, or $(0.48) per basic share, for the fourth quarter of 2008 and a net income of $0.9 million, or $0.03 per diluted share, for the third quarter of 2009. For the full fiscal year, net loss was $(46.2) million, or $(1.77) per basic share, compared with a net loss of $(11.7) million, or $(0.45) per basic share, in fiscal 2008.

Non-GAAP net income, which excludes stock-based compensation, certain excess inventory reserves, fixed asset impairment charges, expenses associated with the restructuring, adjustments to deferred tax valuation allowances and other non-recurring adjustments, was $3.3 million, or $0.12 per diluted share, for the fourth quarter of 2009 compared with $3.3 million, or $0.13 per diluted share, for the fourth quarter of 2008 and $2.4 million, or $0.09 per diluted share, for the third quarter of 2009. For the full fiscal year, non-GAAP net income was $6.5 million, or $0.25 per diluted share, compared with a net income of $12.0 million, or $0.46 per diluted share, for fiscal 2008.

Significant Developments

During the fourth quarter:

•	Actel IGLOO® Nano FPGAs were voted the Leading Product in the highly competitive Programmable Logic category of the prestigious 2009 Electronics Design News China (EDNC) Innovation Awards.

•	Actel announced several highly configurable DSP IP cores for RTAX DSP FPGAs targeted at the space market. The new cores enable designers to easily create common DSP functions such as filters (FIR, IIR) and transforms (FFT, IFT, DCT).

•	Pigeon Point Systems, an Actel company, announced continued compliance and interoperability initiatives for its xTCA™ board and module management controller releases. Formal testing for the recently released Pigeon Point management solutions based on the Actel Fusion® mixed-signal FPGA and the Renesas H8S microcontroller was demonstrated live at the 2009 ATCA Summit xTCA SlotFest.

•	Actel IGLOO FPGAs were highlighted in a teardown article in embedded.com about the latest technology in digital cameras, featuring a dual view LCD screen. This confirms that Actel’s low power FPGAs are being designed into the latest portable digital consumer products.

CEO Transition

Actel also today announced that John East will retire as President and Chief Executive Officer of the Company and as a member of the Board of Directors. The Board has formed a committee to conduct a search for a new President and Chief Executive Officer (CEO). East will participate in the search, which will include both internal and external candidates. He will remain in his current role until a new CEO is in place, and will then serve as a consultant until August 2, 2011, under the terms of a Transition Agreement that was filed today with the Securities and Exchange Commission.

“I have had the privilege and pleasure of leading Actel for more than two decades, but I’m 65 now and the time has come for me to pass the baton,” said East. “I am proud of the Company, the caliber of our management and employees, the quality of our products and services, and the integrity with which we have conducted business over the years. I am also decidedly optimistic about the Company’s prospects and highly motivated to make a smooth handoff to a superb successor.”

“In accepting John’s decision to retire, the Board is appreciative of his long and distinguished service,” said Robert Spencer, the Company’s Lead Director. “Under John’s stewardship, Actel emerged as the leading supplier of aerospace, low-power, and mixed-signal FPGAs. In addition to John’s acumen, his honesty, fairness, and goodwill have left an indelible imprint on the Company and the industry. We now look forward to a successful transition and the next stage in the Company’s growth.”

Business Outlook – First Quarter 2010

The Company believes that first quarter 2010 revenues will be up two percent to six percent sequentially. Gross margin is expected to be about 62 percent. Operating expenses are anticipated to come in at approximately $27.0 million, which excludes an estimated $2.1 million of stock-based compensation expense and $0.6 million associated with the acquisition of Pigeon Point Systems. Other income is expected to be about $0.5 million. The non-GAAP tax rate for the quarter is expected to be about 30 percent. Outstanding fully diluted share count is expected to be about 26.5 million shares.

Conference Call

A conference call to discuss fourth quarter results will be held Thursday, February 4, 2010, at 1:30 p.m. Pacific Time. A live web cast and replay of the call will be available. Web cast and replay access information as well as financial and other statistical information can be found on Actel’s web site, www.actel.com.

Corporate Restructuring

Actel announced in January 2009 a company-wide restructuring plan to increase profitability. In conjunction with cost-reduction initiatives taken in the fourth quarter of 2008, the restructuring is expected to result in a quarterly reduction in expenses of approximately $6.5 million in the third quarter of 2010 compared with the third quarter of 2008. To date, the Company has recorded charges of $5.0 million for severance and other costs related to reductions in force. In addition, the Company recorded $5.5 million in restructuring costs not related to reductions in force. The Company expects to record additional charges of approximately $0.5 million by the beginning of the third quarter of 2010, when the restructuring will be substantially complete.

Non-GAAP Adjustments and Reconciliation

This release includes non-GAAP net income, non-GAAP net income per share data, and other non-GAAP line items from the Condensed Consolidated Statements of Operations, including total costs and expenses, income from operations, and income before tax provision. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. These non-GAAP adjustments are provided to enhance the user’s overall understanding of our operating performance. Actel believes that the presentation of these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to both management and investors regarding financial and business trends relating to Actel’s financial condition and results of operations, particularly by excluding certain expense and income items that we believe are not indicative of our core operating results. Actel believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting.

Common Stock Repurchase Program and Rule 10b5-1 Plan

The Company’s stock repurchase program was instituted in 1998 for the purpose of replenishing some or all of the shares of Common Stock issued upon exercise of stock options and in connection with other stock compensation plans. The overall objective of the program is to reduce or eliminate earnings per share dilution caused by the issuance of such additional shares. Repurchases may be made in the open market or in privately negotiated transactions. To date, Actel’s Board of Directors has authorized the repurchase of 7,000,000 shares under the program, and 5,326,258 shares of Common Stock have been repurchased on the open market. The Company has remaining authority to repurchase 1,673,742 shares under the program. To facilitate repurchases under the Company’s stock repurchase program, Actel’s Board of Directors has adopted a plan under Rule 10b5-1 of the Securities and Exchange Commission. Under the Rule 10b5-1 plan, the Company repurchases shares of Actel Common Stock whenever the price and other criteria set forth in the plan are met, including times when the Company would not otherwise be in the market due to the Company’s trading policies or the possession of material non-public information.

Forward-Looking Statements

The statements in the paragraph under the heading “Business Outlook – First Quarter 2010,” and certain statements in the paragraph under the heading “Corporate Restructuring,” are forward-looking statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and should be read with the “Risk Factors” in Actel’s most recent Form 10-Q, which can be found on Actel’s web site, www.actel.com. Actel’s projected revenues and operating results for the first quarter of 2010, as well as the anticipated results of and charges for the restructuring, are subject to a multitude of risks, including general economic conditions and a variety of risks specific to Actel or characteristic of the semiconductor industry, such as fluctuating demand, intense competition, rapid technological change and related intellectual property and international trade issues, wafer and other supply shortages, booking and shipment uncertainties, and a failure to fully achieve the projected results of or to accurately estimate the charges for the restructuring. These and the other Risk Factors make it difficult for Actel to accurately project quarterly financial and restructuring results, and could cause actual results to differ materially from those projected in the forward-looking statements. Any failure to meet expectations could cause the price of Actel’s stock to decline significantly. Actel undertakes no obligation to update any information contained in this press release.

About Actel

Actel is the leader in low-power FPGAs and mixed-signal FPGAs, offering the most comprehensive portfolio of system and power management solutions. Power Matters. Learn more at www.actel.com.

Editor’s Note: The Actel name and logo are registered trademarks of Actel Corporation.

ACTEL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Three Months Ended			Year Ended
	Jan. 3, 2010	Oct. 4, 2009	Jan. 4, 2009	Jan. 3, 2010	Jan. 4, 2009
Net revenues	$49,699	$47,248	$52,786	$190,633	$218,406
Costs and expenses:
Cost of revenues	18,715	18,760	21,598	90,855	89,714
Research and development	14,160	14,839	14,851	60,718	65,658
Selling, general, and administrative	14,401	13,196	15,714	54,746	63,145
Restructuring and asset impairment charges	1,202	175	2,424	8,090	2,424
Amortization of acquisition- related intangibles	193	193	338	771	796

Total costs and expenses	48,671	47,163	54,925	215,180	221,737

Income (loss) from operations	1,028	85	(2,139)	(24,547)	(3,331)
Interest income and other, net.	71	664	1,335	3,263	5,433

Income (loss) before tax provision	1,099	749	(804)	(21,284)	2,102
Tax provision (benefit)	137	(157)	11,688	24,945	13,827

Net income (loss)	$962	$906	$(12,492)	$(46,229)	$(11,725)

Net income (loss) per share:
Basic	$0.04	$0.03	$(0.48)	$(1.77)	$(0.45)

Diluted	$0.04	$0.03	$(0.48)	$(1.77)	$(0.45)

Shares used in computing net income (loss) per share:
Basic	26,203	26,160	25,784	26,134	25,851

Diluted	26,362	26,247	25,784	26,134	25,851

RECONCILIATION OF NON-GAAP STATEMENTS OF OPERATIONS TO GAAP STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Three Months Ended			Year Ended
	Jan. 3, 2010	Oct. 4, 2009	Jan. 4, 2009	Jan. 3, 2010	Jan. 4, 2009
Cost and expenses:
Non-GAAP cost of revenues	$18,715	$18,760	$21,598	$77,599	$89,714
Adjustments related to excess inventory	—	—	—	13,256	—

GAAP cost of revenues	$18,715	$18,760	$21,598	$90,855	$89,714

Non-GAAP research and development	$12,915	$13,378	$13,511	$55,454	$60,761
Adjustments related to stock based compensation and other.	1,245	1,461	1,340	5,264	4,897

GAAP research and development	$14,160	$14,839	$14,851	$60,718	$65,658

Non-GAAP restructuring and asset impairment charges	$—	$—	$—	$—	$-
Adjustments related to restruc-turing and asset impairments	1,202	175	2,424	8,090	2,424

GAAP restructuring and asset impairment charges	$1,202	$175	$2,424	$8,090	$2,424

Non-GAAP amortization of acquisition-related intangibles	$—	$-	$-	$—	$-
Adjustments related to amorti-zation of acquisition-related intangibles	193	193	338	771	796

GAAP amortization of acquisition-related intangibles	$193	$193	$338	$771	$796

Non-GAAP selling, general and administrative	$13,487	$12,354	$14,347	$50,883	$57,099
Adjustments related to stock based compensation, option investigation and other	914	842	1,367	3,863	6,046

GAAP selling, general and administrative	$14,401	$13,196	$15,714	$54,746	$63,145

RECONCILIATION OF NON-GAAP STATEMENTS OF OPERATIONS TO GAAP STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Three Months Ended			Year Ended
	Jan. 3, 2010	Oct. 4, 2009	Jan. 4, 2009	Jan. 3, 2010	Jan. 4, 2009
Income (loss) from operations:
Non-GAAP income from operations.	$4,582	$2,756	$3,330	$6,697	$10,832
Adjustments related to excess inventory, restructuring and asset impairment charges, stock based compensation, and other.	(3,554)	(2,671)	(5,469)	(31,244)	(14,163)

GAAP income (loss) from operations.	$1,028	$85	$(2,139)	$(24,547)	$(3,331)

Interest income and other, net:
Non-GAAP interest income and other, net	$71	$664	$1,335	$2,547	$6,306
Adjustments related to investment impairment and insurance reimbursement	-	-	-	716	(873)

GAAP interest income and other, net	$71	$664	$1,335	$3,263	$5,433

Income (loss) before tax provision:
Non-GAAP income before tax provision.	$4,653	$3,420	$4,665	$9,244	$17,138
Adjustments related to excess inventory, restructuring and asset impairment charges, stock based compensation, and other.	(3,554)	(2,671)	(5,469)	(30,528)	(15,036)

GAAP (loss) income before tax provision.	$1,099	$749	$(804)	$(21,284)	$2,102

RECONCILIATION OF NON-GAAP STATEMENTS OF OPERATIONS TO GAAP STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Three Months Ended			Year Ended
	Jan. 3, 2010	Oct. 4, 2009	Jan. 4, 2009	Jan. 3, 2010	Jan. 4, 2009
Net income (loss):
Non-GAAP net income	$3,257	$2,394	$3,266	$6,471	$11,997
Adjustments related to excess inventory, restructuring and asset impairment charges, stock based compensation, deferred tax valuation allowances, other and tax	(2,295)	(1,488)	(15,758)	(52,700)	(23,722)

GAAP net income (loss)	$962	$906	$(12,492)	$(46,229)	$(11,725)

Net income (loss) per share:
Basic:
Non-GAAP net income per share	$0.12	$0.09	$0.13	$0.25	$0.46
Adjustments related to excess inventory, restructuring and asset impairment charges, stock based compensation, deferred tax valuation allowances, other and tax	(0.08)	(0.06)	(0.61)	(2.02)	(0.91)

GAAP net income (loss) per share	$0.04	$0.03	$(0.48)	$(1.77)	$(0.45)

Diluted:
Non-GAAP net income per share	$0.12	$0.09	$0.13	$0.25	$0.46
Adjustments related to excess inventory, restructuring and asset impairment charges, stock based compensation, deferred tax valuation allowances, other and tax	(0.08)	(0.06)	(0.61)	(2.02)	(0.91)

GAAP net income (loss) per share	$0.04	$0.03	$(0.48)	$(1.77)	$(0.45)

ACTEL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	Jan. 3, 2010	Jan. 4, 2009
ASSETS	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$45,994	$49,639
Short-term investments	106,007	89,111
Accounts receivable, net	19,112	11,596
Inventories	37,324	60,630
Deferred income taxes	1,729	11,313
Prepaid expenses and other current assets	8,166	6,888

Total current assets	218,332	229,177
Long-term investments	663	7,807
Property and equipment, net	22,969	34,747
Goodwill and other intangible assets, net	34,939	35,540
Deferred income taxes	—	13,968
Other assets, net	30,099	22,022

	$307,002	$343,261

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,262	$14,672
Accrued compensation and employee benefits	8,206	11,240
Accrued licenses	4,996	3,952
Other accrued liabilities	5,422	5,274
Deferred income on shipments to distributors	22,867	24,316

Total current liabilities	51,753	59,454
Deferred compensation plan liability	5,470	4,086
Deferred rent liability	1,590	1,449
Accrued sabbatical compensation	2,805	2,739
Other long-term liabilities, net	11,921	7,208

Total liabilities	73,539	74,936
Shareholders’ equity	233,463	268,325

	$307,002	$343,261

ACTEL CORPORATION

SUPPLEMENTAL HISTORICAL FINANCIAL INFORMATION
(Unaudited)

	Three Months Ended			Year Ended
	Jan. 3, 2010	Oct. 4, 2009	Jan. 4, 2009	Jan. 3, 2010	Jan. 4, 2009
Non-GAAP Operations Information
Percent of Revenue
Gross Margin	62.3%	60.3%	59.1%	59.3%	58.9%
R&D Expense	26.0%	28.3%	25.6%	29.1%	27.8%
SG&A Expense	27.1%	26.1%	27.2%	26.7%	26.1%
Depreciation and Amortization
Expense (000’s)	3,063	3,079	3,749	12,896	12,645
Capital Expenditures (000’s)	1,044	1,237	2,716	5,808	21,422
Revenue by Technology
Flash	24%	26%	28%	26%	26%
Other	76%	74%	72%	74%	74%
Revenue by Geographic Region
North America	55%	49%	54%	52%	49%
Europe	23%	26%	25%	25%	27%
Asia Pacific/Rest of World	22%	25%	21%	23%	24%
Revenue by Channel
OEM	28%	28%	30%	30%	26%
Distribution	72%	72%	70%	70%	74%
Revenue by Market Segment
Communication	8%	8%	10%	7%	10%
Consumer	20%	15%	13%	18%	16%
Industrial	30%	34%	36%	34%	36%
Aero/Military	42%	43%	41%	41%	38%

Market segment numbers are based on our estimate of end uses by our customers.

FLASH Technology products are defined as – ProASIC, ProASIC Plus, ProASIC 3, ProASIC 3 Low Power, IGLOO, IGLOO Plus, and FUSION project families.